PENGRAM CORPORATION
1200 Dupont Street, Suite 2J
Bellingham, WA 98225
Tel: (360) 255-3436 / Fax: (360) 925-2833

November 2, 2009

AGUS ABIDIN
Manado Quality Hotel
Jl. Piere Tendean No. 88-89
Boulevard Manado, 95114
North Sulawesi, Indonesia

Dear Sirs:

Re: Option to Acquire Manado Gold Property

This will confirm our understanding with respect to an option to be granted to Pengram Corporation (“Pengram”) to acquire interests in the four mineral concessions in the Lobongan District of Northern Sulawesi, Indonesia, as set out below and as more particularly outlined in Schedule A:

A.	Bangkit Limpoga Jaya;
B.	Hakian Wellem Rumansi;
C.	Ratok Mining; and
D.	Manembo Mineral.

The concessions are hereinafter referred to collectively as the “Concessions.” The owners of the concessions are hereinafter referred to as the "Concession Owners."

1.           Concession Owners Representations

You have represented to us as follows:

1.1	You own the Concessions or have been authorized to act on behalf of the Concession Owners and have the authority to deal with the Concessions in the manner contemplated by this letter agreement.

1.2	The Concessions are in good standing.

1.3	The Concessions cover the area where Newmont Minahasa Raya drilled 273 holes as more particularly described in the Report of Glenn White and Iip Hardjana dated January 1993.

1.4	There are no liens, charges or encumbrances on the Concessions.

1.5

There is no impediment or restriction that would prevent conducting exploration or development work on the Concessions other than requirements to obtain government permits or approvals under applicable Indonesian mining laws.

2.           Pengram Representations

Pengram has represented to you as follows:

Pengram Corporation	2

Mr. Agus Abidin
November 2, 2009

2.1	Pengram is a company incorporated under the laws of the State of Nevada and is in good standing under the laws of its jurisdiction of incorporation.

2.2	Pengram is a reporting company under the United States Securities Exchange Act of 1934 (the “Act”) and is in good standing with respect to its filings under the Act.

2.3

There have been no material adverse changes to Pengram since its most recent filing of its Quarterly Report on Form 10-Q for the nine months ended August 31, 2009 filed with the United States Securities and Exchange Commission on October 20, 2009.

2.4	Pengram's common shares are quoted on the OTC Bulletin Board under the symbol "PNGM.”

3.	Option

3.1

In consideration of $35,000 USD to be paid on execution of this Agreement, you have agreed to grant Pengram the exclusive right, for a period of 90 days from the date of execution of this Agreement (the "Due Diligence Period") to enter into an acquisition agreement (the "Acquisition Agreement") to acquire up to an 85% undivided interest in the Concessions on the terms and conditions described under the heading "Acquisition Agreement" below.

3.2

At any time prior the expiration of the Due Diligence Period, Pengram may elect, by notice in writing, to exercise its option to enter into the Acquisition Agreement. The parties will use their best efforts during the 30 day period following such notice to prepare the formal Acquisition Agreement.

3.3

During the Due Diligence Period, the Concession Owners will permit Pengram's duly authorized representatives to enter onto the Concessions, take samples and conduct such other activities as may be necessary to conduct proper due diligence. The Concession Owners will provide Pengram's representatives with all data, title documents, reports or other information that the Concession Owners have in their possession relating to the Concessions and will assist Pengram as necessary to permit it to complete its due diligence. The Concession Owners will provide Pengram's representatives with such information about themselves as may be necessary for Pengram to determine their title to the Concessions and that the Concessions are free of liens, charges or encumbrances.

4.	Acquisition Agreement

4.1	The Acquisition Agreement shall provide for the earning of interests by Pengram in the Concessions by making the cash payments, share issuances and completing work programs as follows:

	I)	a 10% undivided interest by:

		a)	paying $90,000 USD to the Concession Owners on execution of the Acquisition Agreement;

		b)	issuing 150,000 common shares of Pengram to the Concession Owners on execution of the Acquisition Agreement; and

		c)	completing a mineral exploration program at a cost of not less than $250,000 within one year of execution of the Acquisition Agreement.

Pengram Corporation	3

Mr. Agus Abidin
November 2, 2009

II)	an additional 15% undivided interest by:

	a)	paying $100,000 to the Concession Owners on the 1st anniversary of execution of the Acquisition Agreement;

	b)	issuing 300,000 common shares of Pengram to the Concession Owners on the 1st anniversary of the execution of the Acquisition Agreement; and

	c)	completing additional mineral exploration programs at a cost of not less than $500,000 prior to the 2nd anniversary of the Acquisition Agreement.

III)	an additional 26% undivided interest by:

	a)	paying $200,000 to the Concession Owners on the 2nd anniversary of execution of the Acquisition Agreement;

	b)	issuing 500,000 common shares of Pengram to the Concession Owners on the 2nd anniversary of the execution of the Acquisition Agreement; and

	c)	completing additional mineral exploration programs at a cost of not less than $1,000,000 prior to the 3rd anniversary of the Acquisition Agreement.

IV)	an additional 34% undivided interest on completion of a scoping study.

4.2

Upon Pengram earning an 85% interest as outlined above, the Concession Owners shall be carried and shall not be obligated to pay their proportionate share of the costs to complete a feasibility study and to place the property into commercial production; however, Pengram will have the right to pledge the Concession Owners' share of the property to obtain production financing.

4.3	On completion of a feasibility study, Pengram shall have the option to acquire the Concession Owners' 15% carried interest for a cash payment of $5,000,000.

4.4

The Acquisition Agreement shall include an area of mutual interest of 5 kilometers within which any properties acquired by the Concession Owners will be subject to a right of first refusal in favor of Pengram.

4.5	During the term of the Acquisition Agreement, Pengram will be obligated to pay all government filing or assessment fees necessary to keep the Concessions in good standing.

4.6

The Acquisition Agreement will be an option only and may be terminated by Pengram on 60 days notice. If the Acquisition Agreement is terminated, Pengram shall only be entitled to the interest it has earned to the termination date.

4.7	The Acquisition Agreement shall contain other customary terms and provisions consistent with industry practices.

5.	Exclusivity

5.1

In consideration of the $35,000 payment described in paragraph 3.1 above and Pengram agreeing to undertake the costs and expenses of conducting due diligence, the Concession Owners agree that, during the Due Diligence Period, they will not seek or solicit, or engage anyone to seek or solicit, other suitors for a sale or joint venture of the Concessions, will not

Pengram Corporation	4

Mr. Agus Abidin
November 2, 2009

negotiate with other persons for a sale or joint venture of the Concessions, and will not make available to other potential suitors information concerning the Concessions.

6.	Counterparts

6.1	This letter of intent may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same letter of intent.

If the foregoing is in accordance with your understanding of our agreements, please sign where indicated below.

Yours truly,

PENGRAM CORPORATION

Per:	/s/ Richard W. Donaldson
signed January 19, 2010
Richard W. Donaldson
President and Chief Executive Officer

Agreed and accepted as of the ____ day of ______________________, 2009.

/s/ Agus Abidin
_____________________________
AGUS ABIDIN

SCHEDULE A

124-40-30
124-41-00
Totok River
0-55-0
0-54
BANGIT LIMPOGA JAYA
HAKIAN WELLEM RUMANSI
Batu Gelas
Limpoga
RATOK MINING
MANEMBO MINERAL
Nona Hoa
G. Pasolobongan
Lobongan Camp
50 0 50 100 150 200 250 300 350 400 450 500 550 600 650 700 750 800 850 900 950 1000 1050 M
LEGEND :
River
Road
Contour
3 Coherent High Grade Zones (> 3 gr/t Au material)
2 Surface Breccia Deposite with Limestone Windows
1 Limpoga Insitu Mineralisation